UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2019

KBS REAL ESTATE INVESTMENT TRUST III, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-54687	27-1627696
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
To fill an existing vacancy on the Board of Directors of KBS Real Estate Investment Trust III, Inc. (the “Company”), on August 28, 2019, the Company’s Board of Directors appointed Ron D. Sturzenegger, 59, to serve as an independent director of the Company and as a member of the Audit Committee and the Conflicts Committee of the Company’s Board of Directors.
On September 3, 2019, Mr. Sturzenegger was also appointed as an independent director and a member of the Audit Committee, Conflicts Committee and Special Committee of KBS Real Estate Investment Trust II, Inc.
Mr. Sturzenegger has over 30 years of experience in the real estate industry through his career at major financial institutions.  From July 2014 to January 2018, Mr. Sturzenegger was Enterprise Business & Community Engagement Executive at Bank of America, responsible for leading Bank of America’s strategy to integrate the delivery of its products and services to customers and clients in 90 key U.S. markets. In his role overseeing Enterprise Business & Community Engagement, he was responsible for driving global integration opportunities across the enterprise. In addition, Mr. Sturzenegger led Bank of America’s strategy through which leaders representing all the company’s various businesses in a given market or community worked together to integrate the delivery of products and services for customers and clients, including the oversight of the Market Presidents Organization.
From August 2011 to April 2015, Mr. Sturzenegger was on the Management Committee of Bank of America and Legacy Asset Servicing (LAS) Executive at Bank of America, whose responsibilities included resolving legacy mortgage issues following Bank of America’s acquisition of Countrywide Financial and Merrill Lynch during the financial crisis and the downturn in the U.S. housing markets, the management of the servicing of current, delinquent and at-risk loans, and the development and implementation of operational capabilities and processes to address regulators’ concerns regarding robo-signing.
From January 2009 to August 2011, Mr. Sturzenegger served as Managing Director and Global Head of Real Estate, Gaming and Lodging Investment Banking at Bank of America Merrill Lynch, and from January 2002 to December 2008, Mr. Sturzenegger served as Managing Director and Global Head of Real Estate, Gaming and Lodging Investment Banking for Bank of America Securities.  From July 1998 to December 2001, he served as Head of Real Estate Mergers and Acquisitions at Bank of America Securities.  From July 1986 to June 1998, Mr. Sturzenegger served in various roles at Morgan Stanley in Real Estate Investment Banking.  From 1982 to 1984, Mr. Sturzenegger was a Financial Analyst with Bain & Company.
Mr. Sturzenegger serves on the Executive Committee for the policy advisory board for the Fisher Center for Real Estate & Urban Economics. He a member of the advisory board of the Stanford Professionals in Real Estate.  Mr. Sturzenegger and his wife previously served as Chairs of the Parents’ Advisory Board for Stanford University. Mr. Sturzenegger holds a Bachelor of Science Degree in Industrial Engineering from Stanford University and an MBA from Harvard Business School.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

Dated: September 4, 2019	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary